Exhibit 99.1

Vonage Holdings Corp. to Acquire Nexmo, Inc., Second Largest CPaaS Company Globally

Accelerates Company’s Growth Strategy and Elevates Leadership Position in Cloud Communications

Holmdel, NJ - May 5, 2016 - Vonage Holdings Corp. (NYSE: VG) (“the Company”) has entered into a definitive agreement to acquire privately-held Nexmo, Inc. (“Nexmo”), a global leader in the Communications Platform as a Service (“CPaaS”) segment of the Cloud Communications market, for $230 million in cash and stock. Nexmo is the world’s second largest CPaaS company as measured by revenues. This acquisition accelerates Vonage’s growth strategy, deepens the Company’s technology capability and elevates its leadership position in Cloud Communications.

Innovative Technology Platform

San Francisco-based Nexmo provides communication application program interfaces (“APIs”) for text messaging and voice communications, allowing developers and enterprises to embed contextual communications into mobile apps, websites and business workflows via text, social media, chat apps and voice, creating better customer engagement for their business.

“In 2014, we set out on a mission to become the clear leader in Cloud Communications for business. With the acquisition of Nexmo, we are now uniquely positioned to lead the market,” said Vonage CEO Alan Masarek. “By combining Vonage’s rapidly growing Unified Communications as a Service (“UCaaS”) business, with Nexmo, the second largest player in CPaaS, we are creating the future of Cloud Communications. These companies represent a set of strategic, technology and human resources assets that deliver the broadest services offering in our industry.”

Significantly Expands Vonage’s Total Addressable Market

Industry analyst IDC expects CPaaS to grow to an $8 billion market by 2018. This rapid growth is being driven by the demand for communications within business apps and workflows, and the needs of new economy companies such as Uber, Alibaba and Snapchat, and traditional companies like KLM Airlines and Daimler, each of which are important Nexmo customers. With the addition of Nexmo, Vonage will have a total addressable market of nearly $28 billion by 2018.

“Vonage’s acquisition of Nexmo creates a Cloud Communications company that can not only help an enterprise’s employees be more productive using robust UCaaS solutions, but can also enable enterprises to improve how they engage with their customers through embedded, contextual communications, on any platform and on any device,” said Mark Winther, VP Worldwide Telecom Consulting for IDC.

Vonage + Nexmo Set New Standard

Founded in 2011, Nexmo has offices in London, Hong Kong and Singapore in addition to its San Francisco headquarters. Nexmo has the largest global network of interconnected carriers, 650 in total, delivering the best API-based communications platform for messaging, programmable voice and chat apps. Vonage’s strength in voice, coupled with Nexmo’s robust communications platform, will position the combined company as a best-in-class leader across the two dominant modes of communication today - voice and messaging. By joining Vonage, Nexmo will benefit from the power of Vonage’s carrier-grade voice network, the strength of the Vonage brand, broad sales distribution in the U.S., and significant operational and financial scale and resources.

Today, Nexmo has more than 350 tech-savvy enterprise customers worldwide, more than 114,000 registered developers and processes 5 billion API calls annually. Nexmo also represents a platform and entry point for Vonage to expand its brand globally and sell its solutions in EMEA, Asia Pacific and other attractive geographies.

Tony Jamous, co-founder and CEO of Nexmo, commented, “Nexmo was founded to make it easy for developers to create greater business efficiency and customer engagement through communications. Our success has been tied to our vision to reinvent communications for every app, everyone and everything.”

Mr. Jamous continued, “Our API technology, global network of interconnected carriers, and messaging expertise, combined with Vonage’s powerful brand, industrial-strength infrastructure and second-to-none voice capabilities, will enable us to provide an unmatched value proposition to businesses.”

Mr. Jamous has nearly 15 years of experience building high growth technology businesses with a focus on cloud, communications and mobile. Upon closing, he will join Vonage as President of Nexmo, a Vonage company, along with co-founder Eric Nadalin, Chief Technology Officer, and Nexmo’s 170-person team.

Transaction Terms and Financing

Under the agreement, Nexmo shareholders will receive consideration of $230 million, with an additional earn-out opportunity of up to $20 million dollars contingent upon Nexmo hitting certain performance targets. Of the consideration, $195 million will be paid at close, consisting of a minimum of $159 million of cash and a maximum of $36 million in stock. Vonage may elect at close to substitute $23 million of additional cash for stock. The remaining $35 million of the $230 million purchase price is in the form of restricted cash and restricted stock for Nexmo management and employees, both subject to vesting requirements over time. Vonage believes this structure will provide significant long-term incentives and retention value for Nexmo management. The earn-out opportunity is payable in cash or stock at Vonage’s election.

Vonage is financing the acquisition through a combination of cash on hand and revolver capacity, including a portion of the existing accordion feature in the 2015 credit facility. Pro-forma for the transaction, net debt to EBITDA will be approximately 2.25 times.

Vonage believes that the deal consideration, including payment of the earn-out opportunity, represents a multiple of less than 2 times projected Nexmo 2017 revenue. Annual cost synergies of $5 million are projected, primarily in the areas of Cost of Telephony Services and G&A.

J.P. Morgan Securities LLC served as lead financial advisor to Vonage and provided a fairness opinion to the Board of Directors. Weil, Gotshal & Manges LLP served as legal counsel to Vonage. G2020 Advisors, LLC served as financial advisor and Goodwin Procter LLP served as legal counsel to Nexmo.

Conference Call

Vonage will discuss further details of this transaction at 8:30 AM Eastern Time on May 5, 2016 during the Company’s First Quarter 2016 earnings call. To participate, please dial (877) 359-9508 approximately 10 minutes prior to the call. International callers should dial (224) 357-2393.

The webcast will also be broadcast live through Vonage's Investor Relations website at http://ir.vonage.com. Windows Media Player or RealPlayer is required to listen to this webcast. A replay of the call and webcast will be available shortly after the conclusion of the call through May 11, 2016 and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (855) 859-2056. International callers should dial (404) 537-3406. The replay passcode is: 90282662.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger; (ii) future financial and operating results following the merger; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities of the combined company; (v) the impact of the merger on the market for the combined company’s products; and (vi) the timing of the completion of the merger. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: risks related to the integration of Nexmo and the anticipated future benefits resulting from the acquisition of Nexmo; the combined company’s ability to react to trends and challenges in our business and the markets in which we operate; the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of the combined company’s products; the combined company’s ability to establish and maintain successful relationships with our distribution partners; the competition we face; the expansion of competition in the unified communications market; our ability to adapt to rapid changes in the market for voice and messaging services; our ability to retain customers and attract new customers; the risk associated with developing and maintaining effective internal sales teams; the risk associated with developing and maintaining effective distribution channels; risks related to the acquisition or integration of future businesses; security breaches and other compromises of information security; risks associated with sales of our UCaaS services to medium-sized and enterprise customers; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our reliance on third party hardware and software; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; uncertainties relating to regulation of VoIP services; results of regulatory inquiries into our business practices; fraudulent use of our name or services; our ability to establish and expand strategic alliances; risks associated with operating abroad; liability under anti-corruption laws; governmental regulation and taxes in our international operations; our dependence upon key personnel; our dependence on our customers' existing broadband connections; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2015, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for businesses. Vonage transforms the way people work and businesses operate through a portfolio of communications solutions that enable internal collaboration among employees, while also keeping companies closely connected with their customers, across any mode of communication, on any device. The Company also provides a robust suite of feature-rich residential communication solutions. In 2015, the Company was named a Visionary in the Gartner Magic Quadrant for Unified Communications as-a-Service, Worldwide and also earned the Frost & Sullivan Growth Excellence Leadership Award for Hosted IP and Unified Communications and Collaboration (UCC) Services. For more information, visit www.vonage.com.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage America Inc. To follow Vonage on Twitter, please visit www.twitter.com/vonage. To become a fan on Facebook, go to www.facebook.com/vonage. To subscribe on YouTube, visit www.youtube.com/vonage.

About Nexmo
Nexmo is a global cloud communications platform leader providing innovative communication APIs for voice, text, messaging and phone verification services. Nexmo enables applications and enterprises to communicate with their customers reliably and with ease, no matter where in the world they are located. High-volume communication companies such as Alibaba, and Viber send millions of messages per month using Nexmo APIs. Nexmo has been recognized by Roaming Consulting Company as a Tier 1 A2P SMS Messaging Vendor in 2015, a Top 20 Most Promising API Solution Providers in 2015 by CIO Review and was selected as an Aragon Research Hot Vendor in Real-Time Communication and Collaboration Platform as a Service in 2015. www.nexmo.com

Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano, 732.365.1363, joann.tizzano@vonage.com

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